UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K/A-1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 23, 2014 (April 17, 2014)

SILVER STREAM MINING CORP.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52752
(Commission File No.)

9550 South Eastern Avenue
Suite 253
Las Vegas, Nevada   89123
(Address of principal executive offices and Zip Code)

(702) 818-1775
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REASON FOR THE AMENDMENT

To correctly reflect the date we entered into the agreements with the parties converting funds owed to them to restricted shares of common stock.

ITEM 1.01              ENTRY INTO A MATERIALLY DEFINITIVE AGREEMENT

ITEM 3.02              UNREGISTERED SALES OF EQUITY SECURITIES

On April 17, 2014, we entered into an agreement with Terrence H. Byberg our president whereby we agreed to convert $20,000 of debt owed to Mr. Byberg to 200,000 Units.  Each Unit is comprised of one share of common stock and ½ redeemable warrant.  The delivery of a whole warrant and $0.25 to us will allow the holder to receive one restricted share of our common stock.  The warrants are exercisable for 2 years and then expire.  The warrants are redeemable by us if our stock trades above $0.40 for five consecutive trading days.  The payment of the Units was made pursuant the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended.

On April 17, 2014, we entered into an agreement with R. M., a member of our board of directors whereby we agreed to convert $30,000 of debt owed to Mr. Robb to 300,000 Units.  Each Unit is comprised of one share of common stock and ½ redeemable warrant.  The delivery of a whole warrant and $0.25 to us will allow the holder to receive one restricted share of our common stock.  The warrants are exercisable for 2 years and then expire.  The warrants are redeemable by us if our stock trades above $0.40 for five consecutive trading days.  The payment of the Units was made pursuant the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

On April 17, 2014, we entered into an agreement with Stephen Roehrig whereby we agreed to convert $21,800 of debt owed to Mr. Roehrig to 218,000 Units.  Each Unit is comprised of one share of common stock and ½ redeemable warrant.  The delivery of a whole warrant to us will allow the holder to receive one restricted share of our common stock.  The warrants are exercisable for 2 years and then expire.  The warrants are redeemable by us if our stock trades above $0.40 for five consecutive trading days.  The payment of the Units was made pursuant the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended.

On April 17, 2014, we entered into an agreement with Russel Renneberg whereby we agreed to convert $74,900 of debt owed to Mr. Renneberg to 749,000 Units.  Each Unit is comprised of one share of common stock and ½ redeemable warrant.  The delivery of a whole warrant and $0.25 to us will allow the holder to receive one restricted share of our common stock.  The warrants are exercisable for 2 years and then expire.  The warrants are redeemable by us if our stock trades above $0.40 for five consecutive trading days.  The payment of the Units was made pursuant the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended.

On April 17, 2014, we entered into an agreement with Tsuga Forestry Services Inc. whereby we agreed to convert $9,500 of debt owed to Tusga Forestry Services Inc. to 95,000 Units.  Each Unit is comprised of one share of common stock and ½ redeemable warrant.  The delivery of a whole warrant and $0.25 to us will allow the holder to receive one restricted share of our common stock.  The warrants are exercisable for 2 years and then expire.  The warrants are redeemable by us if our stock trades above $0.40 for five consecutive trading days.  The payment of the Units was made pursuant the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended.

On April 17, 2014, we entered into an agreement with Interprise Professional Group S. C. whereby we agreed to convert $56,175 of debt owed to Interprise Professional Group S.C. to 561,750 Units.  Each Unit is comprised of one share of common stock and ½ redeemable warrant.  The delivery of a whole warrant and $0.25 to us will allow the holder to receive one restricted share of our common stock.  The warrants are exercisable for 2 years and then expire.  The warrants are redeemable by us if our stock trades above $0.40 for five consecutive trading days.  The payment of the Units was made pursuant the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended.

On April 17, 2014, we entered into an agreement with Julio Anibal Mendez Garcia whereby we agreed to convert $18,000 of debt owed to Julio Anibal Mendez Garcia to 180,000 Units.  Each Unit is comprised of one share of common stock and ½ redeemable warrant.  The delivery of a whole warrant and $0.25 to us will allow the holder to receive one restricted share of our common stock.  The warrants are exercisable for 2 years and then expire.  The warrants are redeemable by us if our stock trades above $0.40 for five consecutive trading days.  The payment of the Units was made pursuant the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 23rd day of April 2014.

SILVER STREAM MINING CORP.

BY:	DON BOSSERT
Donald Bossert, Chief Financial Officer